UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 8, 2014

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITIONS

On October 8, 2014, Ruby Tuesday, Inc., a Georgia corporation, (the “Company”), issued a press release announcing the Company’s financial results for the fiscal quarter ended September 2, 2014. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Company’s Annual Meeting of Shareholders was held on October 8, 2014 in Maryville, Tennessee. The following nominees were elected as directors by the votes indicated:

Name	For	Against	Abstain	Broker Non-Votes
Stephen I. Sadove	40,569,043	9,260,325	12,349	7,304,051
Mark W. Addicks	49,125,709	685,109	30,899	7,304,051
Donald E. Hess	49,224,935	585,534	31,248	7,304,051

The following proposals were also adopted at the Annual Meeting by the votes indicated:

Approved an advisory vote on Executive Compensation:
For:	25,797,917
Against:	21,120,595
Abstain:	2,923,205
Broker
Non-Vote:	7,304,051

Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 2, 2015:
For:	55,290,293
Against:	836,329
Abstain:	1,019,046
Broker
Non-Vote:	0

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated October 8, 2014 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Ruby Tuesday, Inc.
(Registrant)

By: /s/ Jill M. Golder
Jill M. Golder
Executive Vice President and
Chief Financial Officer
Date: October 8, 2014